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                                                                      EXHIBIT 11

           UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                             Three Months Ended            Nine Months Ended
                                                                September 30,                September 30,
                                                          -------------------------    ----------------------
                                                              1996           1995         1996         1995
                                                          ----------     ----------    ---------    ---------
                                                                 (in thousands, except per share amounts)
Primary Earnings Per Share
--------------------------
  Income available to common shareholders:
  ----------------------------------------
  Income from continuing operations . . . . . . . . . . . $   24,128     $   19,732    $  62,184    $  46,466
  Less: Income (loss) from discontinued operations  . . .        -            1,516       (4,532)       3,903
                                                          ----------     ----------    ---------    ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . $   24,128     $   21,248    $  57,652    $  50,369
                                                          ==========     ==========    =========    =========
  Weighted average number of common and
  common equivalent shares:
  -------------------------------------
  Average common shares outstanding . . . . . . . . . . .     27,955         27,750       27,890       27,499
  Add:  Dilutive effect of stock options after
         application of treasury stock method   . . . . .        866            908          879          896
        Dilutive effect of preferred stock
         after application of "if converted" method   . .      3,230          3,230        3,230        1,254
                                                          ----------     ----------    ---------    ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . .     32,051         31,888       31,999       29,649
                                                          ==========     ==========    =========    =========
  Earnings (loss) per share:
  --------------------------
  Income from continuing operations . . . . . . . . . . . $      .75     $      .62    $    1.94    $    1.57
  Income (loss) from discontinued operations  . . . . . .        -              .05         (.14)         .13
                                                          ----------     ----------    ---------    ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . $      .75     $      .67    $    1.80    $    1.70
                                                          ==========     ==========    =========    =========

Fully Diluted Earnings Per Share
--------------------------------
  Income available to common shareholders:
  ----------------------------------------
  Income from continuing operations . . . . . . . . . . . $   24,128     $   19,732    $  62,184    $  46,466
  Less: Income (loss) from discontinued operations  . . .        -            1,516       (4,532)       3,903
                                                          ----------     ----------    ---------    ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . $   24,128     $   21,248    $  57,652    $  50,369
                                                          ==========     ==========    =========    =========

  Weighted average number of common and
  all dilutive contingent shares:
  -------------------------------------
  Average common shares outstanding . . . . . . . . . . .     27,955         27,750       27,890       27,499
  Add:  Dilutive effect of stock options after
         application of treasury stock method   . . . . .        867            960          912        1,067
        Dilutive effect of preferred stock
         after application of "if converted" method   . .      3,910          3,910        3,910        1,518
                                                          ----------     ----------    ---------    ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . .     32,732         32,620       32,712       30,084
                                                          ==========     ==========    =========    =========

  Earnings (loss) per share:
  --------------------------
  Income from continuing operations . . . . . . . . . . . $      .74     $      .60    $    1.90    $    1.54
  Income (loss) from discontinued operations  . . . . . .       -               .05         (.14)         .13
                                                          ----------     ----------    ---------    ---------
  Total . . . . . . . . . . . . . . . . . . . . . . . . . $      .74     $      .65    $    1.76    $    1.67
                                                          ==========     ==========    =========    =========
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